Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Nidal Z Zayed, President and Chief Executive Officer, in connection with the Report on 10-K of Pernix Group, Inc. for the fiscal year ended December 31, 2009, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Nidal Z Zayed
Nidal Zayed
President and Chief Executive Officer
Dated: March 31, 2010